Exhibit 25

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check	if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2) ☐

UNION BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

94-0304228
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification no.)

400 California Street San Francisco, California	94104
(Address of principal executive offices)	(Zip Code)

General Counsel

Union Bank, National Association

400 California Street

Corporate Trust - 12th Floor

San Francisco, California 94104

(415) 765-2945

(Name, address and telephone number of agent for service)

EXELIS INC.

(Exact name of obligor as specified in its charter)

Indiana	45-2083813
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification no.)

1650 Tysons Boulevard, Suite 1700 McLean, Virginia	22102
(Address of Principal Executive Offices)	(Zip Code)

4.250% Senior Notes due 2016

5.550% Senior Notes due 2021

(Title of Indenture Securities)

Item 1.	General Information. Furnish the following information as to the Trustee -

(a)	Name and address of each examining or supervising authority to which it is subject.

Office of the Comptroller of the Currency

Washington, D.C. 20219

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.	Affiliations with the obligor. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None.

Items 3-15. Items 3-15 are not applicable because, to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	List of Exhibits. List below all exhibits filed as a part of this statement of eligibility.

1.	A copy of the Articles of Association of the Trustee as now in effect.*

2.	A copy of the certificate of authority of the Trustee to commence business, if not contained in the Articles of Association.*

3.	A copy of the authorization of the Trustee to exercise corporate trust powers, if such authorization is not contained in documents specified in paragraph (1) or (2) above.*

4.	A copy of the existing bylaws of the Trustee, or instruments corresponding thereto.*

5.	A copy of each Indenture referred to in Item 4, if the obligor is in default. Not applicable.

6.	The consents of United States institutional trustees required by Section 321(b) of the Trust Indenture Act of 1939. Attached as Exhibit 6.

7.	A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority. Attached as Exhibit 7.

8.	A copy of any order pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Trust Indenture Act of 1939. Not applicable.

9.	Foreign trustees are required to file a consent to service of process of Form F-X [§269.5 of this chapter]. Not applicable.

*	Exhibits 1 through 4 are incorporated herein by reference to Form T-1 as presented in Exhibit 25.1 to Registration Statement on Form S-3, Registration No., 333-165578 filed with the Securities and Exchange Commission on March 19, 2010.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Union Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 24th day of May, 2012.

Union Bank, National Association

By:	/s/ Eva Aryeetey
Name: Eva Aryeetey
Title: Vice President

EXHIBIT 6

CONSENT OF THE TRUSTEE

REQUIRED BY SECTION 321(b) OF THE ACT

May 24, 2012

Securities and Exchange Commission

Washington, D.C. 20549

Ladies and Gentlemen:

In connection with the qualification of an indenture for senior indebtedness between Exelis Inc. (the “Company”) and Union Bank, National Association (the “Trustee”), the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that reports of examinations of the undersigned by federal, state, territorial, or district authorities authorized to make such examinations may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

Sincerely,

Union Bank, National Association

By:	/s/ Eva Aryeetey
Name: Eva Aryeetey
Title: Vice President

EXHIBIT 7

CONSOLIDATED REPORT OF CONDITION OF

Union Bank, N.A

of Los Angeles in the State of California, at the close of business December 31, 2011, published in response to call made by the Comptroller of the Currency, under Title 12, United States Code, Section 161. Charter 21541

BALANCE SHEET
Dollar Amounts In Thousands
ASSETS

Cash and balances due from depository institutions:
Non-interest-bearing balances and currency and coin	$1,338,379
Interest-bearing balances	2,826,245
Securities:
Held-to-maturity securities	1,273,306
Available-for-sale securities	22,823,230
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	0
Securities purchased under agreements to resell	11,668
Loans and lease financing receivables:
Loans and leases held for sale	15,759
Loans and leases, net of unearned income	52,694,251
LESS: Allowance for loan and lease losses	736,982
Loans and leases, net of unearned income and allowance	51,957,269
Trading assets	1,134,734
Premises and fixed assets	683,850
Other real estate owned	143,960

Investments in unconsolidated subsidiaries and associated companies	530,621
Direct and indirect investments in real estate ventures	0
Intangible assets:
Goodwill	2,456,949
Other intangible assets	360,367
Other assets	3,411,199

Total assets	88,967,536

Exhi bit 7

LIABILITIES

Deposits:
In domestic offices	64,135,153
Noninterest-bearing	20,617,714
Interest-bearing	43,517,439
In foreign offices, Edge and Agreement subsidiaries, and IBFs	1,151,293
Noninterest-bearing	0
Interest-bearing	1,151,293
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	572,200
Securities sold under agreements to repurchase	24,496
Trading liabilities	1,039,665
Other borrowed money	8,578,348
Subordinated notes and debentures	740,505
Other liabilities	1,997,439

Total liabilities	78,219,099

EQUITY CAPITAL

Perpetual preferred stock and related surplus	0
Common stock	604,577
Surplus	6,606,846
Retained earnings	4,077,930
Accumulated other comprehensive income	-808,828
Other equity capital components	0
Noncontrolling (minority) interests in consolidated subsidiaries	267,912

Total bank equity capital	10,480,525
Total equity capital	10,748,437

Total liabilities, minority interest, and equity capital	88,967,536